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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


     Item 30. Other Expenses of Issuance and Distribution.

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth below. All such expenses, except for the filing fee, are estimated.

     Item                                                               Amount
     ----                                                               -------
     SEC Registration Fee                                              $ 20,000
     Blue Sky Fees and Expenses                                        $  1,000
     Legal Fees and Expenses$                                          $125,000
     Accounting Fees and Expenses$                                     $ 35,000
     Trustee's Fees and Expenses$                                      $ 22,000
     Printing and Engraving Fees                                       $ 35,000
     Rating Agency Fees                                                $105,000
     Miscellaneous                                                     $ 52,000
                                                                       --------
                                                                       $395,000
-----------


     Item 31. Sales to Special Parties.

     Not applicable.

     Item 32. Recent Sales of Unregistered Securities.

     Not applicable.

     Item 33. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify itself against expenses, costs and fees (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a director, officer, employee or agent or a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

     The Certificate of Incorporation of the Registrant provides that no Director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this limitation of liability of a Director shall not apply with respect to (i) any breach of the Director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability arising under Section 174 of the General Corporation Law of the State of Delaware and (iv) for any transaction from which the Director derives an improper personal benefit. The Bylaws of the Registrant are silent as to the indemnification of officers and directors.

     Reference is made to the form of  Underwriting  Agreement  filed as Exhibit
1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons against certain liabilities including liabilities under the Securities Act of 1933, as amended.

     Item 34. Treatment of Proceeds from Stock Being Registered.

     Not applicable.

     Item 35. Financial Statements and Exhibits.



          1.1  Form of Underwriting Agreement

          3.1 Certificate of Incorporation of Lehman Structured Securities Corp. as currently in effect

          3.2 Bylaws of Lehman Structured Securities Corp. as currently in effect

        4.1(1) Form  of  Pooling  and  Servicing   Agreement  (relating  to  the
               Underlying Class E Certificates)

          4.2  Form of Trust Agreement (relating to the Certificates)

        4.3(2) Form of Collateral Security Agreement

          5.1  Opinion  of   Cadwalader,   Wickersham  &  Taft  as  to  legality
               (including the consent of such firm)

          8.1 Opinion of Cadwalader, Wickersham & Taft as to certain tax matters (including the consent of such firm)

          24.1 Consent of Cadwalader, Wickersham & Taft

       25.1(3) Power of Attorney


1. Incorporated by reference to Amendment No. 2 to Registration Statement on Form S-11 (Reg. No. 33-82066), filed with the Commission on September 26, 1994, Exhibit 4.1.

2.   Incorporated  by  reference  to Amendment  No. 2 to
     Registration Statement on Form S-11 (Reg. No. 33-82066), filed with the Commission on September 26, 1994, Exhibit 4.2.

3. Located on the signature page of the initial filing of this Registration Statement.



     Item 36. Undertakings.

     A. Undertaking pursuant to Rule 415.

     The undersigned registrant hereby undertakes, with respect to the Class E-1
Certificates:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Undertaking in Respect of Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, as the case may be, will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

     C. Undertaking pursuant to Rule 430A.

     The  Registrant   hereby   undertakes,   with  respect  to  the  Class  E-2
Certificates:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.







                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on October 29, 1996.



                                            LEHMAN STRUCTURED SECURITIES CORP.

                                            By:
                                            Michael J. O'Hanlon
                                            Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to the registration statement has been signed by the following persons in the capacities indicated.

Signature                    Position

Michael J. O'Hanlon*          Chairman of the Board, Principal Executive Officer

Theodore P. Janulis*          President, Director

David Goldfarb*               Principal Accounting Officer

Charles Hintz*               Principal Financial Officer

*  By ________________
      Attorney-in-fact









                                 EXHIBITS INDEX

       Exhibit
       Number  Description of Exhibit                     Sequential Page Number


          1.1  Form of Underwriting Agreement

          3.1 Certificate of Incorporation of Lehman Structured Securities Corp. as currently in effect

          3.2 Bylaws of Lehman Structured Securities Corp. as currently in effect

         4.1(1)Form  of  Pooling  and  Servicing  Agreement  (relating  to the
               Underlying Class E Certificates)

          4.2  Form of Trust Agreement (relating to the Certificates)

        4.3(2) Form of Collateral Security Agreement

          5.1  Opinion  of   Cadwalader,   Wickersham  &  Taft  as  to  legality
               (including the consent of such firm)

          8.1 Opinion of Cadwalader, Wickersham & Taft as to certain tax matters (including the consent of such firm)

          24.1 Consent of Cadwalader, Wickersham & Taft

       25.1(3) Power of Attorney



1. Incorporated by reference to Amendment No. 2 to Registration Statement on Form S-11 (Reg. No. 33-82066), filed with the Commission on September 26, 1994, Exhibit 4.1.

2 Incorporated by reference to Amendment No. 2 to Registration Statement on Form S-11 (Reg. No. 33-82066), filed with the Commission on September 26, 1994, Exhibit 4.2.

3. Located on the signature page of the initial filing of this Registration Statement.